Exhibit 99.1

Media Contact: Michael Gross

Marathon Acquisition Corp.

(212) 993-1670

MARATHON ACQUISITION CORP.

ANNOUNCES FULFILLMENT OF CONDITION FOR SIX MONTH EXTENSION TO COMPLETE A BUSINESS COMBINATION

NEW YORK, NY – February 20, 2008 – Marathon Acquisition Corp. (AMEX: MAQ.U) (the “Company”) announced today that it has met the condition under its Certificate of Incorporation that permits it until August 30, 2008 to complete an appropriate acquisition meeting the criteria set forth therein. The Company will make an additional announcement once it has entered into a definitive agreement to complete a business combination.

Safe Harbor Statement

This press release contains statements that are forward looking as that term is defined in the Private Securities Litigation Reform Act of 1995.

These statements are based on current expectations that are subject to risks and uncertainties. In this connection, there can be no assurance that the Company will be able to enter into a definitive agreement or to actually complete the business combination by August 30, 2008.